EX-99.10(A)
CONSENT OF SUTHERLAND, ASBILL & BRENNAN, LLP


Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


                                                   April 30, 2001


The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

               Re:    TIAA-CREF Life Insurance Company
                      Registration Statement on Form N-4
                      File Nos. 333-46414 and 811-08963

Ladies and Gentlemen:

               We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Pre-Effective Amendment No. 2 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By:        /s/ Steven B. Boehm
                                                   --------------------------
                                                   Steven B. Boehm



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